For Immediate Release                                     September 26, 2002

                 Improved Fourth Quarter at Bowl America

Bowl America Incorporated fiscal year 2002 earnings of $.74 per share were unchanged from the prior year. Earnings for the fourth quarter improved to $.10 per share from $.07.

The high level of tournament play in the fourth quarter was partly offset by a decline in open-play traffic that began in June and continued into the new fiscal year. June had a high number of popular movies, and the drought has affected Bowl America's northern markets. In Florida locations, non-league play has remained strong.

The Company was unable to renew a lease on a profitable center, and removed its equipment beginning in early May. Insurance costs were higher, but maintenance costs decreased because the Company's new synthetic lanes do not require resurfacing.

A more detailed explanation of results is available in Bowl America's Form 10-K filing available on the Edgar System. The Company operates nineteen bowling centers in Maryland, Virginia and Florida and its Class A common stock trades on the American Stock Exchange with the symbol BWLA.